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                                  EXHIBIT 23.5






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                        CONSENT OF INDEPENDENT ACCOUNTANT


     We consent to the inclusion in Host Funding, Inc.'s Registration
Statements on Form S-4 (File No.033-6001):   (1)  of our independent
auditor's report dated February 3, 1995, on our audits of the financial statements of Mission Bay Super 8, Ltd., a California limited partnership, for the years ended December 31, 1994 and 1993, and for the years ended December 31, 1994 and 1993, and (2) our independent auditor's report dated February 21, 1994, on our audits of the financial statements of Mission Bay Super 8, Ltd., a California limited partnership, for the years ended December
31, 1993 and 1992.   We also consent to the reference to us under the heading
"Experts".


                                   /s/ Levitz, Zacks & Ciceric
San Diego, California              ----------------------------
November 15, 1995                  Levitz, Zacks & Ciceric
                                   Certified Public Accountants